UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 8, 2017

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 9th Street NW, Suite 600,

Washington, D.C. 20004

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On September 8, 2017, DuPont Fabros Technology, Inc. (the “Company”), DuPont Fabros Technology, L.P. (the “Operating Partnership”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into that certain Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, dated as of June 9, 2015, by and among the Operating Partnership, the Company, the other guarantors party thereto and the Trustee, relating to the Operating Partnership’s 5.625% Senior Notes due 2023, to cure an incorrect cross reference in Section 10.04(a)(4) in the First Supplemental Indenture, dated as of June 9, 2015.

The foregoing description is qualified in its entirety by the complete terms of the Second Supplemental Indenture, which is attached as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held a special meeting (the “Special Meeting”) of stockholders at 10:00 a.m., Eastern Time, on September 13, 2017 at Market Square North, 401 9th Street NW, 10th Floor, Washington, DC 20004 to vote on the proposals set forth in the definitive joint proxy statement / prospectus dated August 15, 2017 and first mailed to the Company’s stockholders on or about August 15, 2017.

1. Company Merger. At the Special Meeting, the Company’s stockholders voted upon and approved a proposal (the “Merger Proposal”) for the Company to merge with and into Penguins REIT Sub, LLC (“REIT Merger Sub”), a wholly owned subsidiary of Digital Realty Trust, Inc. (“DLR”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 8, 2017, by and among the Company, the Operating Partnership, DLR, REIT Merger Sub, Digital Realty Trust, L.P., Penguins OP Sub 2, LLC and Penguins OP Sub, LLC. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,950,892	116,224	628,722	0

2. Advisory Vote on Executive Compensation. At the Special Meeting, the Company’s stockholders voted upon a non-binding advisory proposal of compensation that may be paid or become payable to certain executive officers of the Company in connection with the Merger Agreement and the transactions contemplated thereby. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,706,830	43,189,147	799,861	0

3. Adjournment of Special Meeting. Stockholder action on a third proposal, to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal, was not required and no vote was taken on that proposal.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of September 8, 2017, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc. and U.S. Bank National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

September 13, 2017	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary